UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2013

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105 San Diego, CA	92121
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (858) 452-0370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 30, 2013, Trius Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cubist Pharmaceuticals, Inc., a Delaware corporation (“Parent”) and BRGO Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The board of directors of the Company and Parent have each approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than August 13, 2013 to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”) at a purchase price of (i) $13.50 per Share in cash (the “Closing Amount”), without interest, plus (ii) one non-transferrable contingent value right for each Share (each a “CVR”), which represents the contractual right to receive up to $2.00 per Share upon the achievement of certain milestones (together with the Closing Amount, the “Offer Price”), subject to any required withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that represent one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (calculated on a fully-diluted basis) (the “Minimum Condition”) and (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by the stockholders of the Company, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by the Company, Parent, Purchaser, any subsidiary of Parent or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Closing Amount, without interest, plus a CVR, and subject to any required withholding of taxes. At the time Purchaser accepts, for the first time, for payment and pays for such number of Shares validly tendered and not properly withdrawn as satisfies the Minimum Condition (the “Offer Acceptance Time”), each outstanding option to purchase Shares issued pursuant to the Company’s equity incentive plans (collectively, the “Options”) that is then outstanding and unexercised, whether or not vested, shall be cancelled and converted into the right to receive (i) a cash payment equal to (a) the excess, if any, of (x) the Closing Amount over (y) the exercise price payable per Share under such Option, multiplied by (b) the total number of Shares subject to such Option immediately prior to the Offer Acceptance Time (without regard to vesting) and (ii) CVRs with respect to the total number of Shares subject to such Option immediately prior to the Offer Acceptance Time (without regard to vesting). Following the Effective Time, the surviving corporation in the Merger shall assume the then-outstanding warrants issued in connection with the Company’s May 24, 2011 private placement financing transaction.

Pursuant to the Merger Agreement, the Company granted to Parent and Purchaser an option (the “Top-Up Option”) to purchase from the Company, at a price per Share equal to the greater of (i) the last reported sale price of a Share on The NASDAQ Global Market on the last trading day prior to the date on which the Top-Up Option is exercised or (ii) the Closing Amount, the number of newly-issued Shares (the “Top-Up Shares”) so that, when added to the number of Shares owned by Purchaser prior to the exercise of the Top-Up Option, Purchaser will own at least 90% of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger immediately after the issuance of the Top-Up Shares (not including the Shares owned by Purchaser or any Shares tendered pursuant to unfulfilled guaranteed delivery procedures); provided, however, that the Top-Up Option shall not be exercisable for the number of Shares in excess of the authorized and unissued Shares less the maximum number of Shares potentially necessary for issuance under outstanding awards under the Company’s equity incentive plans or other obligations of the Company.

Following the completion of the Offer, including the exercise of the Top-Up Option, if Parent and Purchaser own at least 90% of the outstanding shares of each class of capital stock of the Company entitled to vote on the

Merger, the Merger will become effective two business days following the satisfaction of the limited conditions to the Merger, without a meeting of the stockholders of the Company, in accordance with and subject to the Delaware General Corporation Law. Following the completion of the Offer, if the adoption of the Merger Agreement by the holders of the Shares is required under the Delaware General Corporation Law in order to consummate the Merger, the Company shall take all actions in accordance with applicable law, the Company’s certificate of incorporation and bylaws and the rules of The NASDAQ Global Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, a special meeting of its stockholders to consider the adoption of the Merger Agreement.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a $23.3 million fee (3% of the equity value of the transaction) (the “Termination Fee”). A superior offer is a written proposal pursuant to which a third party would acquire 80% or more of the voting power of the Company on terms that the board of directors of the Company determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account relevant factors. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such actions would reasonably constitute a breach of their fiduciary duties to stockholders under applicable law, payment of the Termination Fee by the Company and the substantially concurrent execution of a definitive agreement by the Company with such third party. Parent will be required to pay the Company a termination fee equal to $38.8 million under certain specified circumstances relating to failure to obtain regulatory approval for the transaction as set forth in the Merger Agreement.

Tender and Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, on July 30, 2013, the executive officers, certain other officers and the directors of the Company and certain stockholders affiliated with our directors each entered into a tender and voting agreement (the “Tender and Voting Agreements”) with Parent and Purchaser, pursuant to which each such executive officer, officer, director and stockholders affiliated with our directors agreed, among other things, to tender his, her or its Shares pursuant to the Offer and, if necessary, vote his, her or its Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. As of July 30, 2013, approximately 22% of the outstanding Shares are subject to the Tender and Voting Agreements. The Tender and Voting Agreements terminate in the event the Merger Agreement is terminated.

Contingent Value Right Agreement

At the Offer Acceptance Time, Parent, Purchaser and Broadridge Corporate Issuer Solutions, Inc. as rights agent will enter into a Contingent Value Rights Agreement governing the terms of the CVRs. Each holder shall be entitled to one CVR for each Share outstanding (i) that the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Offer Price pursuant to the Merger Agreement, and one CVR for each Share underlying an Option that is then outstanding and unexercised, whether or not vested, immediately prior to the Offer Acceptance Time (without regard to vesting) or a warrant cancelled as of the Effective Time. The CVRs are not transferable, will not be certificated or evidenced by any instrument and will not be registered or listed for trading.

A holder of a CVR will be entitled to a cash payment of $1.00 if net sales of certain products in 2016 are greater than $125 million plus an additional $0.10 for each $1 million of net sales of certain products in 2016 that are in excess of $125 million, up to a maximum payment of $2.00 for each CVR then held by such holder.

Additional Information

The foregoing descriptions of the Merger Agreement, the Tender and Voting Agreements, and the Contingent Value Rights Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the form of Tender and Voting Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference, and the form of Contingent Value Rights Agreement, which is attached as Exhibit 2.3 to this report and incorporated herein by reference.

The Merger Agreement, the Tender and Voting Agreements and the Contingent Value Rights Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement, the Tender and Voting Agreements or the Contingent Value Rights Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors

This report is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company stock. Purchaser has not commenced the tender offer for shares of Company stock described in this report. Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. Stockholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or by contacting the investor relations departments of the Company at the email addresses included below.

Public Relations Contact:

Laura Kempke/Andrew Law at MSLGROUP

trius@mslgroup.com

781-684-0770

Investor Relations Contact:

Stefan Loren at Westwicke Partners, LLC

sloren@westwicke.com

443-213-0507

Forward Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the possibility that the transaction may not be timely completed, if at all; and that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 30, 2013, by and among Trius Therapeutics, Inc., Cubist Pharmaceuticals, Inc. and BRGO Corporation.

2.2	Form of Tender and Voting Agreement, dated July 30, 2013, by and among Cubist Pharmaceuticals, Inc., BRGO Corporation and certain stockholders of Trius Therapeutics, Inc.

2.3	Form of Contingent Value Rights Agreement

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUS THERAPEUTICS, INC.

Date: July 31, 2013	By:	/s/ John Schmid
John Schmid
Chief Financial Officer
(principal financial officer)

Exhibit Index

Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 30, 2013, by and among Trius Therapeutics, Inc., Cubist Pharmaceuticals, Inc. and BRGO Corporation.

2.2	Form of Tender and Voting Agreement, dated July 30, 2013, by and among Cubist Pharmaceuticals, Inc., BRGO Corporation and certain stockholders of Trius Therapeutics, Inc.

2.3	Form of Contingent Value Rights Agreement

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.